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                                                                    EXHIBIT 23.1

The Board of Directors
Liberty Media Corporation:

     We consent to the incorporation by reference in the registration statement (No. 33-54263) on Form S-4 of TCI/Liberty Holding Company of our reports, dated March 18, 1994, relating to the consolidated balance sheets of Liberty Media Corporation and subsidiaries (Successor) as of December 31, 1993 and 1992, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years ended December 31, 1993 and 1992 and the period from April 1, 1991 to December 31, 1991 (Successor Periods), and the consolidated statements of operations, stockholders' equity, and cash flows of "Liberty Media" (a combination of certain programming interests and cable television assets of Tele-Communications, Inc.) (Predecessor) for the period from January 1, 1991 to March 31, 1991 (Predecessor Period), and the related schedules, which reports appear in the December 31, 1993 annual report on Form 10-K of Liberty Media Corporation, as amended, incorporated by reference herein. We also consent to the reference to our firm under the heading "Experts" in the registration statement.

     Our reports refer to a change in the method of accounting for income taxes.

                                          KPMG PEAT MARWICK

Denver, Colorado
June 23, 1994